United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$147,240
Unrealized Gain (Loss) on Market Value of Futures	(228,570)
Interest Income	16,577
Total Income (Loss)	$(64,753)

Expenses
Investment Advisory Fee	$6,064
K-1 Tax Expense	3,100
Legal Fees	1,442
Audit Fees	600
NYMEX License Fee	396
Non-interested Directors' Fees and Expenses	280
Brokerage Commissions	52
Total Expenses	$11,934
Net Gain (Loss)	$(76,687)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/08	$11,739,386
Net Gain (Loss)	(76,687)

Net Asset Value End of Period	$11,662,699
Net Asset Value Per Unit (200,000 Units)	$58.31

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States 12 Month Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502